SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (August 8, 2008)

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor

Buenos Aires, C1 430DNN, Argentina

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 011-54-11-5352-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Long Term Retention Plan

Upon completion of an analysis of total 2008 compensation together with its compensation consultant, the Board of Directors of MercadoLibre, Inc. (the “Company”) adopted a Long Term Retention Program (“LTRP”) for executives designed to assist the Company in the retention of key employees that have valuable industry experience and developed competencies. Adoption of the LTRP was disclosed in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2008. The following summary provides additional disclosure about the LTRP designed to enhance investors’ understanding of the Company’s 2008 compensation program as a whole.

Awards under the LTRP will be made by the Compensation Committee on an annual basis based upon an eligible participant’s attainment of certain performance goals as described below the table. Each award under the LTRP will be made in equal parts cash and shares of the Company’s common stock over a four year period as described below. The following table includes the 2008 base salary, annual bonus range and LTRP maximum bonus of each named executive officer:

	Annual Salary(1)		2008 Annual Bonus Range	2008 Maximum LTRP Bonus (2)
Marcos Galperin President and Chief Executive Officer	$210,600		$0 — 243,000	$500,000
Herman Kazah Executive Vice President and Chief Operating Officer	$210,600		$0 — 243,000	$250,000
Nicolas Szekasy Executive Vice President and Chief Financial Officer	$210,600		$0 — 243,000	$250,000
Stelleo Tolda Senior Vice President and Country Manager—Brazil	$229,155	(3)	$0 — 141,018	$180,000
Osvaldo Gimenez Senior Vice President—Payments	$156,000		$0 — 96,000	$92,000

(1)	Effective January 1, 2008.
(2)

Assuming (i) achievement of an 80% performance tally in 2008 and (ii) continued employment by the executive through the below payment dates, the maximum award described will be made in equal parts cash and Company common stock in accordance with the following payment schedule:

•	Year One – Paid promptly following the Compensation Committee review and approval of 2008 company performance results: 17% (8.5% in cash and 8.5% in common stock);

•	Year Two – Paid on March 31, 2010: 22% (11% in cash and 11% in common stock);

•	Year Three – Paid on March 31, 2011: 27% (13.5% in cash and 13.5% in common stock); and

•	Year Four – Paid on March 31, 2012: 34% (17% in cash and 17% in common stock).

The number of shares of the Company’s common stock awarded will be determined based upon the average closing price of the Company’s common stock during the 30 days prior to the date of award. The Company’s common stock will be issued to participants under the Company’s Amended and Restated 1999 Stock Option and Restricted Stock Plan.

(3)	Mr. Tolda is compensated in Brazilian reais thus his annual salary disclosed in U.S. dollars is approximate based on prevailing exchange rates.

For 2008, the minimum performance tally for bonus eligibility is 80%. In other words, if the executive officer’s performance tally (see table below) does not equal 80% or more then the executive officer will not receive an annual cash bonus or a LTRP bonus for the year. Once the 80% threshold is met, (i) the executive officer receives the full amount of his LTRP bonus described above and (ii) each executive officer’s annual bonus equals a percentage of his annual base salary within the dollar ranges described above, based upon his total performance tally. For example, when an officer’s performance tally equals 80%, the officer would receive the minimum bonus according to his seniority, or 69% of base salary in the case of Messrs. Galperín, Szekasy and Kazah, and 31% of base salary in the case of Messrs. Tolda and Gimenez. If the performance tally equals 90%, then the officer would receive the mid-point of the bonus range according to his seniority, or 92% of base salary in the case of Messrs. Galperín, Szekasy and Kazah, and 46% of base salary in the case of Messrs. Tolda and Gimenez. If the performance tally equals 100% or higher, the officer would receive the maximum annual bonus detailed above, or 115% of base salary in the cases of Messrs. Galperín, Szekasy and Kazah, and 62% of base salary in the cases of Messrs. Tolda and Gimenez. Actual annual bonus amounts are based on a number of monthly salaries thus percentages are approximate.

Annual and LTRP Bonus amounts will be determined by the Compensation Committee at the end of the 2008 fiscal year based on each executive’s 2008 performance tally, which tally is based on the attainment of certain individual and Company goals. For 2008, 85% of the award will be granted based on the achievement of Company performance objectives and 15% will be based on the 360 degree qualitative assessment carried out on the executive officer. For 2008, the Compensation Committee established Company performance objectives for each of (i) net revenues minus bad debt, (ii) net income and (iii) free cash flow. Each performance metric is determined by multiplying the percentage of each objective actually achieved by the weight of each element. Each such metric is then added together to equal an executive’s total performance tally.

The following table sets forth the elements to be included in each executive’s performance tally and the weight of each element:

2008 Annual Bonus and LTRP Bonus Performance Elements for Executive Officers

Element	Weight
Net revenues minus bad debt(1)	42.50%

Net income(2)	21.25

Free cash flow(3)	21.25

360 degree qualitative assessment	15.00

(1)

For fiscal year 2008, the Company’s net revenues, determined in accordance with generally accepted accounting principles, less the portion of the Company’s net revenues that are uncollectible; provided, however, that the Compensation Committee shall determine after the conclusion of the fiscal year whether any item(s) shall be excluded from or included in such calculation with respect to one or more executive officers.

(2)

For fiscal year 2008, the Company’s net income, determined in accordance with generally accepted accounting principles; provided, however, that the Compensation Committee shall determine after the conclusion of the fiscal year whether any item(s) shall be excluded from or included in such calculation with respect to one or more executive officers.

(3)

For fiscal year 2008, the net increase in the Company’s cash and cash equivalents and short-term and long-term investments, excluding the effects of intra-company and third-party financings and acquisitions, in each case, determined in accordance with generally accepted accounting principles; provided, however, that the Compensation Committee shall determine after the conclusion of the fiscal year whether any item(s) shall be excluded or included from such calculation with respect to one or more executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC. (Registrant)

Date: August 22, 2008	By:	/s/ Nicolás Szekasy
Nicolás Szekasy
Executive Vice President and Chief Financial Officer